EXHIBIT 23:  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Paychex, Inc. of our report dated June 23, 2000, included in the fiscal 2000 Annual Report to Stockholders of Paychex, Inc.

We also consent to the incorporation by reference in the Registration Statements of Paychex, Inc., outlined below, of our report dated June 23, 2000, with respect to the consolidated financial statements of Paychex, Inc. incorporated by reference in this Annual Report on Form 10-K for the year ended May 31, 2000.

a. Form S-8 - Paychex, Inc. 1987 Stock Incentive Plan - as filed with the Securities and Exchange Commission on October 9, 1987 (No. 33-17780) together with Post Effective Amendment No. 1 filed on November 13, 1992.
b. Form S-8 - Paychex, Inc. 1992 Stock Incentive Plan - as filed with the Securities and Exchange Commission on October 2, 1992 (No. 33-52772).
c. Form S-8 - Paychex, Inc. 401(k) Incentive Retirement Plan - as filed with the Securities and Exchange Commission on October 2, 1992 (No. 33-52838).
d.      Form S-8 - Pay-Fone Systems, Inc. 1993, 1990, 1987, 1983, 1981
        Incentive Stock Option Plans and Director Non-Qualified Stock Option Agreements, as filed with the Securities and Exchange Commission on June 15, 1995 (No. 33-60255).
e. Form S-8 - Paychex, Inc. 1995 Stock Incentive Plan - as filed with the Securities and Exchange Commission on November 17, 1995 (No. 33-64389).
f. Form S-3 - Paychex, Inc. Registration Statement under the Securities Act of 1933 - as filed with the Securities and Exchange Commission on October 30, 1996 (No. 333-15105), together with Post-Effective Amendment #1 filed on May 22, 1997 and Post-Effective Amendment #2 filed on November 19, 1999.
g. Form S-3 - Paychex, Inc. Registration Statement under the Securities Act of 1933 - as filed with the Securities and Exchange Commission on January 31, 1997 (No. 333-20797), together with Amendment #1 filed on March 27, 1997 and Amendment #2 filed on May 22, 1997.
h. Form S-8 - Paychex, Inc. 1998 Stock Incentive Plan - as filed with the Securities and Exchange Commission on October 1, 1998 (No. 333-65191).
i. Form S-8 - Paychex, Inc. 401(k) Incentive Retirement Plan - as filed with the Securities and Exchange Commission on July 30, 1999 (No. 333-84055).

Our audits also included the financial statement schedule of Paychex, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                        /s/ ERNST & YOUNG LLP

August 25, 2000
Buffalo , New York